Exhibit 15.1

中正達會計師事務所 Centurion ZD CPA & Co. Certified Public Accountants (Practising)

Unit 1304, 13/F, Two Harbourfront, 22 Tak Fung Street, Hunghom, Hong Kong.

香港 紅磡 德豐街 22 號 海濱廣場二期 13  樓1304室

Tel 電話: (852) 2126 2388 Fax 傳真: (852) 2122 9078

Email 電郵: info@czdcpa.com

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement on Form S-8 (File No. 333-178271) of China Zenix Auto International Limited of our report dated April 27, 2021 relating to the consolidated financial statements and financial statement schedule of China Zenix Auto International Limited and its subsidiaries (the “Group”) (which report expresses an unqualified opinion and includes an explanatory paragraph relating to the convenience translation of Renminbi amounts into United States dollar amounts), appearing in the Annual Report on Form 20-F of China Zenix Auto International Limited for the year ended December 31, 2020.

/s/ Centurion ZD CPA & Co

Centurion ZD CPA & Co.

Hong Kong, China
April 27, 2021